Exhibit 23.3

(Letterhead of Gifford Fong Associates)

December 20, 2004

Re:	Terremark Convertible Bond Valuation Report dated September 24, 2004 Terremark Worldwide Miami, Florida

We hereby consent to the use of our firm’s name in the Registration Statement on Form S-1 of Terremark Worldwide Inc. to which this consent is an exhibit (the “Registration Statement”).

/s/ H. Clifford Fong

H. Clifford Fong
Sr. Vice President